Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6 TO LOAN AND SERVICING AGREEMENT, dated as of August 1, 2025 (this “Amendment”), among ASIF Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Ares Strategic Income Fund, as servicer (in such capacity, the “Servicer”), Société Générale, as agent (the “Agent”), each of the Lenders party hereto (the “Lenders”), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral administrator (in such capacity, the “Collateral Administrator”), and U.S. Bank National Association, as document custodian (the “Document Custodian”).

WHEREAS, the Borrower, the Servicer, Ares Strategic Income Fund, in its capacity as equityholder, each of the Lenders from time to time party thereto, the Agent, each of the other Lender Agents party thereto, the Collateral Agent, the Collateral Administrator, and the Document Custodian are party to the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Agent and the Lenders have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1  As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 2.2  As of the date of this Amendment, the Schedules and Exhibits to the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1  This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a)             the execution and delivery of this Amendment by each party hereto;

(b)             the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(c)             the Agent’s receipt of a good standing certificate for the Borrower and the Servicer issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)             payment of all fees due and owing to the Agent and each Lender on or prior to the date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1  The Borrower and the Servicer each hereby represents and warrants to the Agent, the Lender Agents and the Lenders that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement are true and correct in all material respects on and as of such day (or, if such representations and warranties specifically refer to an earlier date, such earlier date).

ARTICLE V

Miscellaneous

SECTION 5.1  Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2  Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3  Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4  Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Amendment; no other amendments are being made. This Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Amendment. Neither this Amendment nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5  Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6  Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7  Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.8  Collateral Agent, Collateral Administrator and Document Custodian Direction. By its execution hereof, the Borrower, the Servicer and the Agent hereby authorize and direct each of the Collateral Agent, the Collateral Administrator and the Document Custodian to execute and deliver this Amendment on the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ASIF FUNDING I, LLC, as Borrower

By:	/s/ Scott C. Lem
Name: Scott C. Lem Title: Authorized Signatory

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent and as Lender

By:	/s/ Julien Gimbrere
Name: Julien Gimbrere Title: MD

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

ARES STRATEGIC INCOME FUND, as Servicer

By:	/s/ Scott C. Lem
Name: Scott C. Lem Title: Authorized Signatory

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

MUFG BANK, LTD., as Lender

By:	/s/ Michael Gordon
Name: Michael Gordon Title: Managing Director

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as Lender

By:	/s/ Tomomi Hayashi
Name: Tomomi Hayashi Title: Head of Department

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE COMPANY, as Lender

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk Title: Managing Director

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, as Lender

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk Title: Managing Director

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

LIFE INSURANCE COMPANY OF NORTH AMERICA, as Lender

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk Title: Managing Director

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

NEW YORK LIFE GROUP INSURANCE COMPANY OF NY, as Lender

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk Title: Managing Director

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

AUGUSTAR LIFE INSURANCE COMPANY, as Lender

By:	/s/ Kevin Burhlage
Name: Kevin Burhlage Title: Vice President

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

CITIZENS BANK, as Lender

By:	/s/ Kevin Kelly
Name: Kevin Kelly Title: Managing Director

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and as Collateral Administrator

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr. Title: Senior Vice President

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt Title: Vice President

[Signature Page to Amendment No. 6 to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION Conformed through FifthSixth Amendment dated February 21August 1, 2025 LOAN AND SERVICING AGREEMENT dated as of July 26, 2023 among ASIF FUNDING I, LLC, as Borrower ARES STRATEGIC INCOME FUND, as Equityholder ARES STRATEGIC INCOME FUND, as Servicer THE LENDERS FROM TIME TO TIME PARTIES HERETO, SOCIÉTÉ GÉNÉRALE, as Swingline Lender, SOCIÉTÉ GÉNÉRALE, as Agent THE OTHER LENDER AGENTS PARTIES HERETO, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Administrator and U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 Section 1.1 Defined Terms 1 Section 1.2 Other Definitional Provisions 73 ARTICLE II THE FACILITY, LENDING PROCEDURES AND NOTES 75 Section 2.1 Loans 75 Section 2.2 Funding of Loans 75 Section 2.3 Notes 78 Section 2.4 Repayment, Prepayments and Conversion 78 Section 2.5 Permanent Reduction of Facility Amount 80 Section 2.6 Change in Advance Rate 81 Section 2.7 Increase in Facility Amount 82 Section 2.8 Facility Termination Date 82 Section 2.9 Defaulting Lender 82 Section 2.10 Borrowing Base Deficiency 84 Section 2.11 Refunding of Swingline Loans 84 Section 2.12 HCOB Funding and Refunding 85 ARTICLE III INTEREST, ETC 8685 Section 3.1 Interest and Daily Commitment Fee 8685 Section 3.2 Interest Distribution Dates 8685 Section 3.3 Interest Calculation 8785 Section 3.4 Computation of Interest, Fees, Etc 8786 Section 3.5 Temporary Disruption of Term SOFR 8786 -i-

Section 3.6 Illegality 8786 Section 3.7 Breakage 8886 ARTICLE IV PAYMENTS; TAXES 8887 Section 4.1 Making of Payments 8887 Section 4.2 Due Date Extension 8887 Section 4.3 Taxes 8887 ARTICLE V INCREASED COSTS, ETC 9391 Section 5.1 Increased Costs, Capital Adequacy 9391 ARTICLE VI CONDITIONS TO LOANS 9493 Section 6.1 Effectiveness 9493 Section 6.2 Loans and Reinvestments 9695 Section 6.3 Transfer of Collateral Obligations and Permitted Investments 9897 ARTICLE VII ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS 10098 Section 7.1 Retention and Termination of the Servicer 10098 Section 7.2 Resignation and Removal of the Servicer; Appointment of Successor Servicer 10098 Section 7.3 Duties of the Servicer 101100 Section 7.4 Representations and Warranties of the Servicer 102101 Section 7.5 Covenants Relating to the Servicer 105103 Section 7.6 Collateral Reporting 108107 Section 7.7 Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records 108107 Section 7.8 Optional Sales 109108 Section 7.9 Repurchase or Substitution of Warranty Collateral Obligations 111110 -ii-

Section 7.10 Lien Release Dividends 112110 ARTICLE VIII ACCOUNTS; PAYMENTS 114112 Section 8.1 Accounts 114112 Section 8.2 Excluded Amounts 116115 Section 8.3 Distributions, Reinvestment and Dividends 116115 Section 8.4 Fees 120119 Section 8.5 Monthly Report 120119 ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER 121120 Section 9.1 Organization and Good Standing 121120 Section 9.2 Due Qualification 121120 Section 9.3 Power and Authority 122120 Section 9.4 Binding Obligations 122120 Section 9.5 Security Interest 122120 Section 9.6 No Violation 123121 Section 9.7 No Proceedings 123122 Section 9.8 No Consents 123122 Section 9.9 Solvency 124122 Section 9.10 Compliance with Laws 124122 Section 9.11 Taxes 124122 Section 9.12 Monthly Report 124123 Section 9.13 No Liens, Etc 124123 Section 9.14 Information True and Correct 125123 Section 9.15 No Sovereignty 125124 Section 9.16 Collateral 125124 -iii-

Section 9.17 Selection Procedures 125124 Section 9.18 Indebtedness 125124 Section 9.19 No Injunctions 125124 Section 9.20 No Subsidiaries 125124 Section 9.21 ERISA Compliance 125124 Section 9.22 Investment Company Status 126124 Section 9.23 Set-Off, Etc 126124 Section 9.24 Collections 126124 Section 9.25 Value Given 126124 Section 9.26 Regulatory Compliance 126125 Section 9.27 Separate Existence 126125 Section 9.28 Transaction Documents 126125 Section 9.29 Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws 127125 Section 9.30 Compliance with Sanctions 127125 Section 9.31 Beneficial Ownership Certification 127126 Section 9.32 Similar Law 127126 Section 9.33 Blocking Regulations and Anti-Boycott Regulations 127126 ARTICLE X COVENANTS 128126 Section 10.1 Protection of Security Interest of the Secured Parties 128126 Section 10.2 Other Liens or Interests 129127 Section 10.3 Costs and Expenses 129127 Section 10.4 Reserved 129127 Section 10.5 Separate Existence 129127 Section 10.6 Reserved 130129 -iv-

Section 10.7 Know Your Customer 130129 Section 10.8 Taxes 130129 Section 10.9 Merger, Consolidation, Etc 130129 Section 10.10 Deposit of Collections 130129 Section 10.11 Indebtedness; Guarantees 131129 Section 10.12 Limitation on Purchases from Affiliates 131129 Section 10.13 Documents 131129 Section 10.14 Preservation of Existence 131130 Section 10.15 Limitation on Investments 131130 Section 10.16 Distributions 131130 Section 10.17 Performance of Assigned Agreements 132131 Section 10.18 Further Assurances; Financing Statements 132131 Section 10.19 Obligor Payment Instructions 133132 Section 10.20 Delivery of Collateral Obligation Files 133132 Section 10.21 Sanctions 133132 Section 10.22 Anti-Corruption and Anti-Money Laundering Laws 133132 Section 10.23 Beneficial Ownership Certification 134132 Section 10.24 Retention Letter 134133 Section 10.25 Retention Requirements 134133 Section 10.26 Transparency Requirements 134133 Section 10.27 Blocking Regulations and Anti-Boycott Regulations 137135 ARTICLE XI THE COLLATERAL AGENT AND THE COLLATERAL ADMINISTRATOR 137136 Section 11.1 Appointment of Collateral Agent 137136 Section 11.2 Monthly Reports 137136 -v-

Section 11.3 Collateral Administration 137136 Section 11.4 Removal or Resignation of Collateral Agent or the Collateral Administrator 140139 Section 11.5 Representations and Warranties 141140 Section 11.6 No Adverse Interest of Collateral Agent 142140 Section 11.7 Reliance of Collateral Agent and the Collateral Administrator 142140 Section 11.8 Limitation of Liability and Collateral Agent and Collateral Administrator Rights 142141 Section 11.9 Tax Reports 146144 Section 11.10 Merger or Consolidation 146144 Section 11.11 Collateral Agent and Collateral Administrator Compensation 146144 Section 11.12 Anti-Terrorism Laws 146145 Section 11.13 Erroneous Payments 147145 ARTICLE XII GRANT OF SECURITY INTEREST 149148 Section 12.1 Borrower’s Grant of Security Interest 149148 Section 12.2 Borrower Remains Liable 151149 Section 12.3 Release of Collateral 151150 ARTICLE XIII EVENT OF DEFAULTS 151150 Section 13.1 Event of Defaults 151150 Section 13.2 Effect of Event of Default 154153 Section 13.3 Rights upon Event of Default 155153 Section 13.4 Collateral Agent May Enforce Claims Without Possession of Notes 156154 Section 13.5 Collective Proceedings 156155 Section 13.6 Insolvency Proceedings 156155 Section 13.7 Delay or Omission Not Waiver 157156 -vi-

Section 13.8 Waiver of Stay or Extension Laws 157156 Section 13.9 Limitation on Duty of Collateral Agent in Respect of Collateral158156 Section 13.10 Power of Attorney 158157 Section 13.11 Purchase Right 159157 ARTICLE XIV THE AGENT 159158 Section 14.1 Appointment 159158 Section 14.2 Delegation of Duties 159158 Section 14.3 Exculpatory Provisions 160158 Section 14.4 Reliance by Note Agents 160159 Section 14.5 Notices 161159 Section 14.6 Non-Reliance on Note Agents 161159 Section 14.7 Indemnification 161160 Section 14.8 Successor Note Agent 162160 Section 14.9 Note Agents in their Individual Capacity 163161 Section 14.10 Borrower Procedural Review 163161 Section 14.11 Certain ERISA Matters 163161 Section 14.12 Rights as a Lender 164162 ARTICLE XV ASSIGNMENTS 164163 Section 15.1 Restrictions on Assignments 164163 Section 15.2 Documentation 164163 Section 15.3 Rights of Assignee 164163 Section 15.4 Assignment by Lenders 165163 Section 15.5 Participations; Pledge 166165 -vii-

ARTICLE XVI INDEMNIFICATION 167166 Section 16.1 Borrower Indemnity 167166 Section 16.2 Servicer Indemnity 168167 Section 16.3 Waiver of Consequential Damages, Etc 169167 Section 16.4 Contribution 169167 ARTICLE XVII MISCELLANEOUS 169168 Section 17.1 No Waiver; Remedies 169168 Section 17.2 Amendments; Waivers; Permanent Discontinuance of SOFR and other Benchmarks; Benchmark Exculpation 169168 Section 17.3 Reserved 173172 Section 17.4 Notices, Etc 173172 Section 17.5 Costs and Expenses 174173 Section 17.6 Binding Effect; Survival 175173 Section 17.7 Captions and Cross References 175174 Section 17.8 Severability 175174 Section 17.9 GOVERNING LAW 175174 Section 17.10 Counterparts 175174 Section 17.11 WAIVER OF JURY TRIAL 176174 Section 17.12 No Proceedings 176174 Section 17.13 Limited Recourse 176175 Section 17.14 ENTIRE AGREEMENT 178176 Section 17.15 Confidentiality 178177 Section 17.16 Non-Confidentiality of Tax Treatment 179178 Section 17.17 Replacement of Lenders 179178 Section 17.18 Consent to Jurisdiction 180179 -viii-

Section 17.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 180179 Section 17.20 No Advisory or Fiduciary Responsibility 181180 Section 17.21 USA Patriot Act 182180 Section 17.22 Right of Setoff 182180 Section 17.23 Acknowledgement Regarding any Supported QFCs 182181 Section 17.24 Reserved 183181 Section 17.25 Electronic Communications and Signatures 183181 Section 17.26 Interest on GBP Loans 183182 ARTICLE XVIII DOCUMENT CUSTODY 184182 Section 18.1 Designation of Document Custodian 184182 Section 18.2 Duties of the Document Custodian 184182 Section 18.3 Delivery of Collateral Obligation Files 186185 Section 18.4 No Collateral Obligation File Certification 186185 Section 18.5 Release of Collateral Obligation Files 187185 Section 18.6 Examination of Collateral Obligation Files 188187 Section 18.7 Reserved 189187 Section 18.8 Transmission of Collateral Obligation Files 189187 Section 18.9 Merger or Consolidation 189188 Section 18.10 Document Custodian Compensation 189188 Section 18.11 Removal or Resignation of Document Custodian 189188 Section 18.12 Limitations on Liability 190189 Section 18.13 Document Custodian as Agent of Collateral Agent 192190 -ix-

longer the Collateral Agent, through such other source reasonably agreed to by the Agent in writing) at the time of executing such exchange, obtained upon the written direction of the Servicer for an actual currency exchange or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day. “Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction. “Applicable Margin” means, for any date on or after August 25, 2024(x) with respect to Term Loans, 1.85% and (y) with respect to Revolving Loans and Swingline Loans, 2.051.90%; provided that, notwithstanding anything to the contrary herein, the “Applicable Margin” shall increase by 2.00% after the occurrence and during the continuation of an Event of Default. “Applicable Time Zone” means (i) with respect to Dollar Loans and CAD Loans, New York City time and (ii) with respect to Euro Loans and GBP Loans, London time. “Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Approval Date” means, with respect to any Collateral Obligation, the date on which the Agent executes an Approval Notice with respect to such Collateral Obligation. “Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Agent in the form of Exhibit E, evidencing, among other things, the approval of the Agent, in its sole discretion, of such Collateral Obligation, the applicable Eligible Currency, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority and, to the extent applicable, the Total Net Leverage Ratio, Senior Net Leverage Ratio, Debt-to-Recurring Revenue Ratio and Effective LTV; provided that, each Approval Notice shall expire in sixty (60) calendar days with respect to the applicable Collateral Obligation(s) approved therein unless otherwise specified by the Agent in such Approval Notice. “Approved Valuation Providers” means any of Alvarez & Marsel, Houlihan Lokey, Duff & Phelps, FTI Consulting, Inc., Lincoln International LLC, Murray Devine, Valuation Research Corp., Loop Capital Markets LLC, Kroll Inc. and any other nationally recognized accounting firm or valuation firm approved by the Agent in its reasonable discretion. “Asset Approval Request” means a notice in the form of Exhibit C-3, which identifies one or more Non-Approval Collateral Obligations to be acquired by the Borrower and/or -7-

-33- (g) for any Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio related to such Collateral Obligation increases by 0.25x (or any subsequent increase of an additional 0.25x) compared to the Debt-to-Recurring Revenue Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable; or (h) for any Broadly Syndicated Loan, (x) the rating falls below (i) a Moody’s Rating “B3” or (ii) an S&P Rating “B-”, as applicable; provided that, if any such Broadly Syndicated Loan is rated “CCC+” or lower, any rating downgrade by one or more notches (including a negative watch) shall constitute an “Evaluation Event” with respect to such Broadly Syndicated Loan; or (y) the Market Value falls by more than 5.0% below the LSTA Index for ten (10) consecutive calendar days; provided that, the Agent may specify (including as a condition to the provision of an Approval Notice thereby) one or more additional Evaluation Events solely with respect to such Eligible Collateral Obligation on the Approval Date for such Eligible Collateral Obligation. “Event of Default” means any of the events described in Section 13.1. “Excess Concentration Amount” means, during the Revolving Period, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case, as applicable to each individual Collateral Obligation: (a) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Second Lien Loans, Deemed Second Lien Loans, FILO Loans, Recurring Revenue Loans or Type C Broadly Syndicated Loans over 15.0% of the Excess Concentration Measure; (b) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Second Lien Loans over 5.0% of the Excess Concentration Measure; (c) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Broadly Syndicated Loans (i) during the period beginning after the six-month anniversary of the Effective Date1 until the twelve-month anniversary of the Effective Date, over 40.0% of the Excess Concentration Measure and (ii) thereafter, over 20.0% of the Excess Concentration Measure; (d) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5.0% of the Excess Concentration Measure; provided that, with respect to any three Obligors, the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of each of such Obligors may be up to 7.0% of the Excess Concentration Measure; 1 NTD – Clean-up.

“Facility Amount” means $1,825,000,000, as such amount may be reduced pursuant to Section 2.5 or increased pursuant to Section 2.7. “Facility Termination Date” means the earlier of (i) August 281, 20292030 and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code. “Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Fee Letter” has the meaning set forth in Section 8.4. “Fees” has the meaning set forth in Section 8.4. “FILO A Loan” means a FILO Loan that, as of any date of determination, has an Effective LTV of less than or equal to 60% and Total Net Leverage Ratio less than or equal to 5.5x. “FILO B Loan” means a FILO Loan that is not a FILO A Loan and, as of any date of determination, has an Effective LTV less than or equal to 75% and Total Net Leverage Ratio less than or equal to 6.5x. “FILO C Loan” means any FILO Loan that is not a FILO A Loan or a FILO B Loan and, as of any date of determination, has Total Net Leverage Ratio less than or equal to 7.0x; provided that any FILO Loan that would have constituted a FILO A Loan or a FILO B Loan but for the fact that it fails to meet the provisions thereto with respect to Effective LTV shall constitute a FILO C Loan. “FILO Loan” means a commercial loan (or participation interest therein) that (x) would have constituted a First Lien Loan but for the fact that, at any time prior to and/or after an event of default under the related Underlying Instruments of such loan, will be paid after one or more -37-

or make such provision less restrictive on the Borrower in any other material fashion, (j) modify the form or details of the Monthly Report in a manner that materially reduces the reporting requirements, (k) other than as set forth in clause (c) or clause (d) above, extend the date fixed for the payment or reduce the amount of any other payment hereunder in a manner that would have a material adverse effect on any Lender, (l) result in the direct or indirect subordination of the security interest and lien upon the Collateral that is granted by the Borrower in accordance with this Agreement, (m) alter the provisions providing for pro rata treatment of Loans, pro rata treatment of reductions in the Facility Amount or Commitments, or pro rata treatment of allocation of payments and Loans to non-Defaulting Lenders, (n) modify the definition of the term “Dollar Lender” or (o) alter the terms of Section 2.2(d)(i) or Section 2.2(d)(iii). “Funding Date” means any Loan Date or any Reinvestment Date, as applicable. “FX Evaluation Date” means (a) each Funding Date, (b) each Determination Date and (c) the date on which any Event of Default occurs. “FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii). “GBP” means the lawful currency for the time being of the United Kingdom. “GBP Business Day” means a day except (a) a Saturday, (b) a Sunday, or (c) any day on which banks are closed for general business in London. “GBP Loan” means each Loan made in GBP. “Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition. “HCOB” means Hamburg Commercial Bank AG, Luxembourg Branch, in its capacity as a Lender hereunder. “HCOB Fronting Exposure” means, at any time HCOB is a Defaulting Lender with respect to the HCOB Pro Rata Share advanced by Société Générale, such Defaulting Lender’s Pro Rata Share of Revolving Loans or Swingline Loans other than Revolving Loans or Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof. “HCOB Pro Rata Share” means, with respect to HCOB, subject to Section 2.9(a)(ii), the percentage obtained by dividing the Revolving Commitment of HCOB (as determined pursuant to the definition of Commitment) by the aggregate Revolving Commitments of all the Dollar -40-

Lenders holding a Revolving Commitment (as determined pursuant to the definition of “Commitment”). “HCOB Refund Date” has the meaning set forth in Section 2.12(b). “Incurrence Covenant” means a covenant by any Obligor to comply with one or more financial covenants only upon the occurrence of certain actions of such Obligor, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture. “Increased Costs” means collectively, any increased cost, loss or liability owing to the Agent and/or any other Affected Person under Article V of this Agreement. “Increased Facility Amount” has the meaning set forth in Section 2.7. “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Appropriate Accounting Principles: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (iii) the net obligations of such Person under any Swap Contract, (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, in each case, not past due for more than ninety days after the date on which such trade account payable was created and (y) obligations relating to clearing and settling purchases and sales of securities, in each case not past due more than five Business Days after such purchase or sale), (v) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (vi) all capital leases and synthetic lease obligations, (vii) all commitments of such Person to make an investment in another Person or to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all obligations of such Person to post margin or collateral (however characterized) under any prime brokerage, securities account, options or similar agreements, (ix) any other obligation of such Person that would constitute indebtedness evidenced by senior securities under the Investment Company Act and (x) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of attributable indebtedness in respect thereof in accordance with Appropriate Accounting Principles as of such date. -41-

Collateral Obligation as of the most recent Relevant Test Period is less than 7.5x, the Revised MML Advance Rate shall be the product of (1) the Advance Rate applicable to such Collateral Obligation as of the related Approval Date multiplied by (2) the MML Advance Rate Adjustment Factor; or (ii) other than pursuant to clause (e) of the definition thereof has occurred or if the Senior Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, for such Collateral Obligation as of the most recent Relevant Test Period is greater than or equal to 7.5x, at the election of the Agent, the Revised MML Advance Rate shall be determined by the Agent, in its commercially reasonable discretion; provided further that, at the election of the Borrower, the Revised MML Advance Rate shall be determined by the Valuation Dispute Resolution Process. “Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation; provided that any such asset will cease to be a Revolving Collateral Obligation once all commitments by the Borrower to make advances or fund such Revolving Collateral Obligation to the related Obligor expire or are irrevocably terminated or irrevocably reduced to zero. “Revolving Commitment” means, for each Revolving Lender, (a) prior to the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, the commitment of such Revolving Lender to make Revolving Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Schedule 5 or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of all Loans outstanding of the applicable class. “Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors. “Revolving Loans” has the meaning assigned to such term in Section 2.1. “Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) August 281, 20272028 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Lender Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default. “Risk Retention Retained Interest” has the meaning set forth in the Retention Letter. “S&P” means S&P Global Ratings and any successor thereto. “S&P Industry Classification” means the industry classifications set forth in Schedule 2, as such industry classifications shall be updated upon the Borrower’s request, subject to the Agent’s consent (not to be unreasonably withheld, delayed or conditioned) if S&P publishes revised industry classifications. -61-

(k) Ares Strategic Income Fund ceases to be the Servicer or another affiliate of Ares Strategic Income Fund ceases to be the Servicer, in each case, other than in the case where a successor Servicer becomes the Servicer in accordance with this Agreement; and (l) the Servicer determines (as evidenced by an opinion of counsel rendered for the benefit of the Agent and the Lenders) that the performance of any of its material obligations under the Transaction Documents is or would be prohibited under Applicable Law. “Servicer Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary and usual servicing practices for loans like the Collateral Obligations and, to the extent consistent with the foregoing, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others. “Significant Event” means any significant event in respect of the Facility or the Risk Retention Retained Interest such as: (a) a material breach of the obligations provided for in Transaction Documents, including any remedy, waiver or consent subsequently provided in relation to such a breach; (b) a change in the structural features that can materially impact the performance of this Facility; (c) a change in the risk characteristics of this Facility or of the Collateral Obligations that could materially impact the performance of this Facility; or (d) any material amendment to any Transaction Document. “Significant Event Report” means a written report of a Significant Event provided by the Designated Reporting Entity. “Similar Law” means any federal, state or local law, regulation or other legal constraint that is materially similar to the fiduciary and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. “Sixth Amendment Effective Date” means August 1, 2025. “SOFR” means the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the SOFR Administrator’s, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. -65-

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries. “Undrawn Commitment” means, with respect to any Revolving Lender or Term Lender at any time, an amount (which may not be less than zero) equal to (i) such Lender’s Revolving Commitment or Term Commitment, as applicable, at such time minus (ii) the aggregate outstanding principal amount of Revolving Loans or Term Loans, as applicable, held by such Revolving Lender or Term Lender at such time. “Unfunded Exposure Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Unfunded Exposure Account”, “CAD Unfunded Exposure Account”, “Euro Unfunded Exposure Account” and “GBP Unfunded Exposure Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement. “Unfunded Exposure Amount” means, on any date of determination, an amount calculated in Dollars equal to the excess, if any, of (i) the aggregate of all Exposure Amounts minus (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate). “Unfunded Exposure Equity Amount” means, on any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate) equal to the sum, for each Loan owned by the Borrower of the product of (a) the Exposure Amount with respect to such Loan multiplied by (b) the difference of (x) 100% minus (y) the Advance Rate for such Loan. “Unfunded Exposure Equity Shortfall” means, on any date of determination, an amount equal to the excess, if any, of (i) the aggregate of all Unfunded Exposure Equity Amounts over (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate). “Unfunded HCOB Refund Amount” has the meaning set forth in Section 2.12(c). “Unfunded Swingline Refund Amount” has the meaning set forth in Section 2.11(b). “Unmatured Servicer Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default. “Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default. “Unrestricted Cash” has the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Collateral Obligation, and in any case that -72-

(i) The Borrower may effect a prepayment of all or any portion of the Loans then outstanding pursuant to Section 2.5(a) or (b). (ii) Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed; provided that, Société Générale, in its capacity as a Term Lender, shall permit the Borrower to effect a partial prepayment of the Term Loans then outstanding with respect to Société Générale on a non-pro rata basis and subsequently reborrow the Term Loans with respect to Société Générale, if the Borrower provides a Notice of Borrowing to Société Générale to reborrow such Term Loans within six (6) months of such partial prepayment. Section 2.6 Change in Advance Rate. The Advance Rate previously assigned by the Agent to any Eligible Collateral Obligation shall not change, except for the following events: (a) during the Revolving Period, if the Diversity Score increases resulting in a change to the Advance Rate, as long as (i) the Borrower notifies the Agent of such increase of Diversity Score and (ii) the Borrower notifies the Agent that no Evaluation Event has occurred relating to such Eligible Collateral Obligation, the Advance Rate applicable to such Eligible Collateral Obligation shall be revised upward pursuant to the guidelines set forth in the definition of Advance Rate; (b) during the Revolving Period, if the Diversity Score decreases resulting in a change to the Advance Rate, upon notice from the Agent to the Borrower, the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation lower pursuant to the guidelines set forth in the definition of Advance Rate; (c) except as set forth in the foregoing clauses (A) and (B), if no Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Advance Rate for such Eligible Collateral Obligation shall be the Advance Rate assigned to such Eligible Collateral Obligation as of the related Cut-Off Date; (d) if an Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Agent shall have the right to adjust the Advance Rate for such Eligible Collateral Obligation in accordance with the following; provided that, after giving effect to any such adjustment, the Advance Rate shall not exceed the Advance Rate applicable to such Eligible Collateral Obligation immediately prior to such Evaluation Event: (x) if an Eligible Collateral Obligation is not a Broadly Syndicated Loan or Recurring Revenue Loan, and an Evaluation Event occurs with respect to such Collateral Obligation, then the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised MML Advance Rate; and (y) if an Eligible Collateral Obligation is a Recurring Revenue Loan and an Evaluation Event occurs with respect to such Collateral Obligation, then -83-

the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation in its sole discretion; or (e) if an Eligible Collateral Obligation is a Broadly Syndicated Loan, then the Agent shall revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised BSL Advance Rate; provided that the BSL Advance Rate Adjustment Factor shall be updated no less than weekly. Section 2.7 Increase in Facility Amount. The Borrower may, at any time after the Effective Date, deliver a written notice to the Agent (who shall forward a written copy to each Lender Group and the Collateral Agent) (x) certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing and (y) requesting an increase of the Facility Amount to an amount not to exceed $2,000,000,0002,500,000,000 (the amount so requested being the “Increased Facility Amount”); provided that, if the Facility Amount equals or exceeds $1,825,000,000, any such increase to the Facility Amount shall be applied solely to the Revolving Commitments. The Facility Amount shall, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), be so increased to the Increased Facility Amount on the later of (x) the fifth (5th) Business Day immediately following the receipt of such written notice by the Agent, each Lender Group and the Collateral Agent and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Without limiting the foregoing, the Borrower may, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion) and notice to the Collateral Agent, (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case, which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. The Agent shall provide to the Lenders prompt written notice of any increase effectuated under this Section 2.7 and an updated copy of Schedule 5. Section 2.8 Facility Termination Date. Each Term Loan shall be paid in full by the Borrower on the Facility Termination Date. -84-

(b) If any Revolving Lender did not fund its Pro Rata Share of a Swingline Loan on the applicable Swingline Refund Date (such amount which was not funded, the “Unfunded Swingline Refund Amount”), the Borrower shall be deemed (without any additional action required) to request a Revolving Loan in an amount equal to the Unfunded Swingline Refund Amount. The Agent shall give notice of any such deemed Revolving Loan request to the Revolving Lenders. When received, the proceeds of such Revolving Loan shall be applied to refund each Swingline Lender which was not refunded on the Swingline Refund Date. (c) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.11, an Insolvency Event relating to the Borrower shall have occurred, each Lender will, on the date the applicable Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded). (d) Notwithstanding anything to the contrary contained in this Section 2.11, the Swingline Lender shall not be obligated to make any portion of a Swingline Loan attributable to any Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.9(a)(ii)) with respect to any such Defaulting Lender. Section 2.12 HCOB Funding and Refunding (a) Solely with respect to the HCOB Pro Rata Share of each Revolving Loan and Swingline Loan, the Agent shall advance the HCOB Pro Rata Share on the date such Revolving Loan or Swingline Loan is funded pursuant to Section 2.2(a), in lieu of HCOB’s obligation set forth in Section 2.2(a). (b) The HCOB Pro Rata Share shall be refunded by HCOB on the thirty-fifth (35th) calendar day after the corresponding Loan Date of such Revolving Loan or Swingline Loan (each such date, an “HCOB Refund Date”). Such refundings shall be made by HCOB in accordance with the HCOB Pro Rata Share and shall thereafter be reflected as Revolving Loans by HCOB on the books and records of the Agent. HCOB shall fund the HCOB Pro Rata Share -87-

of Revolving Loans as required to repay Revolving Loans or Swingline Loans outstanding to the Agent no later than 11:00 a.m. on the applicable HCOB Refund Date. (c) If HCOB did not fund its HCOB Pro Rata Share of a Revolving Loan or Swingline Loan on the applicable HCOB Refund Date (such amount which was not funded, the “Unfunded HCOB Refund Amount”), the Borrower shall be deemed (without any additional action required) to request a Revolving Loan in an amount equal to the Unfunded HCOB Refund Amount. The Agent shall give notice of any such deemed Revolving Loan request to the Revolving Lenders. When received, the proceeds of such Revolving Loan shall be applied to refund the Agent which was not refunded on the Swingline Refund Date. (d) HCOB acknowledges and agrees that its obligation to refund Revolving Loans and Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, HCOB agrees and acknowledges that if, prior to the refunding of any outstanding Revolving Loan or Swingline Loans pursuant to this Section 2.12, an Insolvency Event relating to the Borrower shall have occurred, HCOB will, on the date the applicable Loan would have been made, purchase an undivided participating interest in the HCOB Pro Rata Share of Revolving Loan or Swingline Loan advanced by the Agent to be refunded in an amount equal to the HCOB Pro Rata Share of the aggregate amount of such Revolving Loan or Swingline Loan. HCOB will immediately transfer to the Agent, in immediately available funds, the amount of its participation and, upon receipt thereof, the Agent will deliver to HCOB a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Agent has received from HCOB such participating interest in a Revolving Loan or Swingline Loan, the Agent receives any payment on account thereof, the Agent will distribute to HCOB its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which HCOB’s participating interest was outstanding and funded). (e) Notwithstanding anything to the contrary contained in this Section 2.12, the Agent shall not be obligated to make any portion of such HCOB Pro Rata Share advanced by the Agent attributable to any Defaulting Lender, unless the Agent has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Agent to eliminate the Agent’s HCOB Fronting Exposure (after giving effect to Section 2.9(a)(ii)) with respect to any such Defaulting Lender. (f) The Borrower expressly acknowledges and agrees that any election by HCOB on one or more occasions to fund any Loan on any day prior to the full passage of the time period set forth in Section 2.12(b) shall not constitute or be deemed to be an amendment, waiver or other modification of the time period set forth in Section 2.12(b) prior to HCOB funding any Loan hereunder. -88-

-155- the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent or the Collateral Agent, as applicable, for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Agent or the Collateral Agent to any Lender or Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it (or a Payment Recipient on its behalf) receives an Erroneous Payment from the Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) with respect to such Erroneous Payment or 2 (y) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, (i) (A) in the case of immediately preceding clauses (x), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (y)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, or the Agent or the Collateral Agent shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent or the Collateral Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent, the Collateral Agent pursuant to this Section 11.13(b). (c) Each Lender and Secured Party hereby authorizes the Agent or the Collateral Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Agent or the Collateral Agent to such Lender or Secured Party from any source, against any amount due to the Agent or the Collateral Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent or the Collateral Agent for any reason, after demand therefor by the Agent or the Collateral Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s, the Collateral Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent or the Collateral 2 NTD: SG would not expect any Erroneous Payment to be accompanied by an Erroneous Payment notice.

(a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower, the Agent and the Required Lenders may, upon written notice to the Servicer, each Lender Agent and the Collateral Agent, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided that, no such amendment, supplement, waiver or modification shall (i) amend, modify or waive any provision adversely affecting the Collateral Agent, the Collateral Administrator or the Document Custodian, in each case without the prior written consent of the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, (ii) amend, modify or waive any provision adversely affecting the obligations or duties of the Agent, in each case without the prior written consent of the Agent, (iii) constitute a Fundamental Amendment without the prior written consent of each Lender (including any Defaulting Lender but solely to the extent that the consent of any such Defaulting Lender is required pursuant to Section 17.2(h) below), (iv) waive any Event of Default or Servicer Event of Default without the prior written consent of the Required Lenders, (v) materially affect the rights or duties of the Servicer unless the Servicer has consented thereto, or (vi) materially and directly affect the obligations of solely the Swingline Lender under this Agreement or any other Transaction Document unless in writing and signed by the Swingline Lender or (vii) amend, modify or waive the provisions of Section 2.12 without the prior written consent of HCOB, in its capacity as a Lender hereunder. (b) Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Swap Contract shall be deemed not to be a “Transaction Document” for purposes of this Section 17.2), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the applicable Reference Time, then: (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document, and (y) if a Benchmark Replacement is determined in accordance with clause (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document), so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. -179-